                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         January 20, 1997
                                                 -------------------------------

                         Central Garden & Pet Company
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                      0-20242                    68-0275553
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File             (IRS Employer
    of incorporation)               Number)                Identification No.)


3697 Mt. Diablo Boulevard, Lafayette, California                 94549
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code          (510) 283-4573
                                                  ------------------------------


                                 Inapplicable
--------------------------------------------------------------------------------
         (Former name or former address if changed since last report)

Exhibit Index located on page 3

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On January 20, 1997, Central Garden & Pet Company ("Central") issued a press release announcing the consummation of the acquisition of the outstanding stock of Four Paws Products, Ltd. ("Four Paws") for $45 million in cash and $10 million in Central common stock (494,944 shares). All of such shares were issued to Allen Simon, the sole shareholder of Four Paws, and are subject to a lockup agreement which provides for certain restrictions on the resale of such shares for a period of two years. Four Paws is a manufacturer of branded pet supply products based in Hauppauge, New York.

Item 7.   Financial Statement and Exhibits
          --------------------------------

          (a)(1) Financial Statements of Four Paws will be filed within 60 days by amendment to this Form 8-K.

          (a)(2) Accountants' report will be filed within 60 days by amendment to this Form 8-K.

          (b)(1) Pro Forma Condensed Financial Information will be filed within 60 days by amendment to this Form 8-K.

          (c)     See attached Exhibit Index.

                                 EXHIBIT INDEX

Number          Exhibit
------          -------

 1.1            Press Release dated January 20, 1997.

 1.2            Stock Purchase Agreement dated as of
                  December 17, 1996.*

* The schedules and exhibits to this agreement, as set forth in the Table of Contents located on page (i), have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CENTRAL GARDEN & PET COMPANY


                                   By  /s/ Robert B. Jones
                                       -----------------------------------
                                       Robert B. Jones, Vice President
                                       and Chief Financial Officer

Dated: January 21, 1997